Exhibit 99.1
WGNB Corp. Announces Filing of Registration Statement for Rights Offering

CARROLLTON, Ga.—(BUSINESS WIRE)—June 20, 2008—WGNB Corp. (NASDAQ:WGNB), the holding company for First National Bank of Georgia, announced today the filing of a registration statement with the Securities and Exchange Commission for a rights offering to the holders of its common stock.

Through the registration statement, WGNB is offering up to $25,000,000 of the Company’s 9% Series A Preferred Stock (“9% Series A Preferred”). Under the terms of the rights offering, common shareholders will be receive one non-transferable subscription right to purchase the Company’s 9% Series A Preferred for each share of common stock owned as of the record date. WGNB common shareholders may then purchase one share of the 9% Series A Preferred for $10.00 per each 2.423 subscription rights granted in this offering. A shareholder who fully exercises his or her rights may oversubscribe for additional shares of the 9% Series A Preferred at the same purchase price.

The Board of Directors has elected June 30, 2008 as the record date for the rights offering.

WGNB anticipates that the rights offering will begin in July 2008, subject to the effectiveness of the registration statement filed with the SEC, and will continue for up to thirty days thereafter. WGNB plans to use the proceeds of the rights offering for capital enhancement and general working capital purposes.

The securities are being offered by WGNB and represent new financing for the Company. Shareholders will receive a prospectus and subscription materials in the mail.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The rights offering will only be made by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About WGNB Corp.

WGNB Corp. stock is traded on the NASDAQ Capital Market under the symbol, “WGNB”. First National Bank of Georgia has 17 locations in Carroll, Haralson, Douglas and Coweta counties and total assets of $886 million. The Bank is the largest and most enduring locally-owned community bank headquartered in Carroll County. For more information about the Company, visit the investor relations page on our website, www.wgnb.com.

Interested parties may contact Steven J. Haack, Chief Financial Officer, via e-mail at shaack@wgnb.com or at the mailing address of WGNB Corp., P.O. Box 280, Carrollton, Georgia 30112 to request information.

Safe Harbor

Except for financial information contained in this press release, the matters discussed may consist of forward-looking information under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking information is necessarily subject to and involves risk and uncertainties, which could cause actual results to differ materially from forward-looking information. These risks and uncertainties include but are not limited to, the risk factors described in the Company’s registration statement filed with the Securities and Exchange Commission on June [20,] 2008 and the risks identified from time to time in the Company’s other filings with the Securities and Exchange Commission, press releases and other communications. The Company assumes no obligation to update the forward-looking statements contained in this press release.

When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “should,” “will,” “may,” “might,” “outlook,” ”likely,” and “anticipates” or similar expressions as they relate to WGNB Corp. (including its subsidiaries), or its management are intended to identify forward-looking statements.

The Company, from time to time, becomes aware of rumors concerning the Company or its business. As a matter of policy, the Company does not comment on rumors. Investors are cautioned that in this age of instant communication and Internet access, it may be important to avoid relying on rumors and unsubstantiated information regarding the Company. The Company complies with Federal and State law applicable to disclosure of information concerning the Company. Investors may be at significant risk in relying on unsubstantiated information from other sources.

Contact:	WGNB Corp., Carrollton
Steven J. Haack, 770/832-3557
shaack@wgnb.com
or
Media Contact
Charity Aaron, 770/214-7208
caaron@fnbga.com